                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

      Filed by the Registrant [X]
      Filed by a party other than the Registrant [ ]
      Check the appropriate box:
[ ]   Preliminary Proxy Statement         [ ]  Confidential, For Use of the Com-
                                               mission Only (as permitted by
[X]   Definitive Proxy Statement               Rule 14a-6(e)(2))

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Under Rule 14a-12

                           PERSISTENCE SOFTWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
  (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
  (5) Total fee paid:

--------------------------------------------------------------------------------
  [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

--------------------------------------------------------------------------------
  (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
  (3) Filing Party:

--------------------------------------------------------------------------------
  (4) Date Filed:

                           PERSISTENCE SOFTWARE, INC.
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 6, 2002

    The Annual Meeting of Stockholders for the year ended December 31, 2001 (the "Annual Meeting") of Persistence Software, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices, located at 1720 South Amphlett Boulevard, Suite 230, San Mateo, California, 94402, on Thursday, June 6, 2002, 2:00 p.m. local time, for the following purposes:

  1. To elect one (1) Class III director to serve until the Annual Meeting of the stockholders for the year ending December 31, 2004.

  2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.

  3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

    The Board of Directors has fixed the close of business on April 10, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                           By Order of the Board of Directors,

                                           /s/ Christine Russell

                                           Christine Russell
San Mateo, CA                              Chief Financial Officer and Secretary

April 29, 2002


--------------------------------------------------------------------------------
                                    IMPORTANT


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.


                         THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                           PERSISTENCE SOFTWARE, INC.
                    1720 SOUTH AMPHLETT BOULEVARD, SUITE 230
                               SAN MATEO, CA 94402
                                ----------------

                                 PROXY STATEMENT
                                ----------------

GENERAL

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Persistence Software, Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders for the year ended December 31, 2001 (the "Annual Meeting") to be held at the Company's principal executive offices, located at 1720 South Amphlett Boulevard, Suite 230, San Mateo, California 94402, on Thursday, June 6, 2002, 2:00 p.m. local time, and any adjournment or postponement thereof.

    This Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the year ended December 31, 2001, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about April 29, 2002.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Christine Russell) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

    The close of business on April 10, 2002 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 20,153,087 shares of Common Stock outstanding and held of record by approximately 166 stockholders.

VOTING AND SOLICITATION

    Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting, which means that the two nominees receiving the greatest number of affirmative votes will be elected. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

    The shares represented by the proxies received properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be counted for determining the presence or absence of a quorum for the meeting but will not be counted for the purpose of determining the number of votes cast for that particular matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

    The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1

                         ELECTION OF CLASS III DIRECTOR

NOMINEES

    At the Annual Meeting, the stockholders will elect one Class III director to a three-year term to serve until the annual meeting of stockholders for the year ending December 31, 2004 or until his respective successor is elected and qualified. In the event the Class III nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe the Class III director named below will be unable or unwilling to serve as a nominee or as a director if elected.

    Assuming a quorum is present, if the nominee receives the highest number of affirmative votes of shares entitled to be voted for him of all nominees presented at the meeting, he will be elected as a Class III director of the Company for the ensuing three years. Unless marked otherwise, proxies received will be voted FOR the election of the Class III nominee named below. In the event that additional persons are nominated for election as Class III directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the Class III nominee listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

    The name of the nominee, his age as of February 28, 2002 and certain other information about him are set forth below:

NAME OF NOMINEE          AGE   PRINCIPAL OCCUPATION        DIRECTOR SINCE  CLASS
---------------          ---   --------------------        --------------  -----

Christopher T. Keene.....41    Chief Executive Officer,      June 1991      III
                               Persistence Software

    CHRISTOPHER T. KEENE co-founded the Company and has served as Chief Executive Officer and a director since June 1991. From June 1991 to April 1999, Mr. Keene also served as President. Before founding the Company, Mr. Keene was a Manager at McKinsey & Co., a management consulting firm, from July 1987 to June 1991. Mr. Keene holds a B.S. degree in Mathematical Sciences with honors from Stanford University and an M.B.A. degree from The Wharton School at the University of Pennsylvania.

    In addition, the Company has two other classes of directors: Class I, which consists of Joseph P. Roebuck and Chris Paisley, each of whose term expires at the annual meeting of stockholders for the year ending December 31, 2002, and Class II, which consists of Alan King and Sanjay Vaswani, each of whose term expires at the annual meeting of stockholders for the year ending December 31, 2003.

    The names of the Class I and Class II directors, their ages as of February 28, 2002 and certain other information about them are set forth below:


NAME OF DIRECTOR          AGE  PRINCIPAL OCCUPATION      DIRECTOR SINCE   CLASS
----------------          ---  --------------------      ---------------  ------
Joseph P. Roebuck (2).....66   Corporate Director            May 1999       I
Chris Paisley (1).........49   Corporate Director            Apr. 2002      I
Alan King (1) (2).........66   Corporate Director            July 2001      II
Sanjay Vaswani (1) (2)....41   Managing Partner, Center      Oct. 2000      II
                                for Corporate Innovation

(1) Member of Audit Committee - as of April 18, 2002.
(2) Member of the Compensation Committee - as of April 18, 2002.

    JOSEPH P. ROEBUCK has served as director since May 1999. Since November 2000, Mr. Roebuck has been a private investor. From November 1998 until November 2000, Mr. Roebuck served as Vice President of Strategic Sales for Sun Microsystems, a manufacturer of hardware and software systems. From October 1993 to October 1998, Mr. Roebuck served as Vice President of Worldwide Sales, Computer Systems Division at Sun Microsystems. Mr. Roebuck received an A.B. degree in Liberal Arts from Cornell University and serves as a director of Tanning Technologies.

    ALAN KING has served as a director since July 2001. Mr. King contributes 37 years of experience in the high technology industry to Persistence. Mr. King has executive experience with various semiconductor companies including most recently acting as chief executive officer for Volterra from 1996 to 2000. Previously, Mr. King was President and CEO of Silicon Systems, Inc. (Texas Instruments), and Precision Monolithics, Inc. (Analog Devices); Mr. King also served as VP and Division GM at Avantek and Signetics Corporation (Philips Semiconductor). Mr. King holds a B.S. in Engineering from the University of Washington and serves as a director of Elantec Semiconductor

    SANJAY VASWANI has served as a director since October 2000. Mr. Vaswani is a partner at Center for Corporate Innovation (CCI), where he co-leads CCI's CEO consulting activities. In addition, he spearheads CCI's joint ventures with leading venture capital and private equity firms. Mr. Vaswani was previously an associate in McKinsey & Company, Inc.'s Los Angeles office. Prior to joining McKinsey, Mr. Vaswani was employed by Intel Corporation, where he concentrated on finance and strategic planning. Mr. Vaswani holds an M.B.A. from the Wharton School of Business at the University of Pennsylvania, and a B.B.A., summa cum laude, from the University of Texas at Austin.

    CHRIS PAISLEY has served as a director since April 2002. Mr. Paisley serves as the Dean's Executive Professor of Accounting and Finance at the Leavey School of Business at Santa Clara University. Previously, Mr. Paisley was Senior Vice President, Finance and CFO of 3Com Corporation and Vice President, Finance and CFO of Ridge Computers. During his 15 years at 3Com, the company grew from $50MM a year in sales to nearly $6B a year in sales, ranking in the top 300 on the May 2000 Fortune 500 list. Mr. Paisley holds an M.B.A. from U.C.L.A. and a bachelor's degree from U.C. Santa Barbara, and serves as a director of the following companies: Riverstone Networks, Aspect Communications, Legato, WJ Communications.

    There are no family relationships among any of the directors or executive officers of the Company.



2001 BOARD RESIGNATIONS

    The following individuals resigned from the Board during 2001 for reasons unrelated to the Company's business:

NAME OF FORMER DIRECTOR                      MONTH OF RESIGNATION
-----------------------                      --------------------
Merritt Lutz                                     February 2001
Jack L. Hancock                                  February 2001
Jeffrey T. Webber                                April 2001
Gregory Ennis                                    December 2001

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the period from January 1, 2001 through December 31, 2001 (the "last fiscal year"), the Board met six times and no director attended fewer than 75% of the aggregate number of eligible meetings of the Board and meetings of the committees of the Board on which he served. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. A nomination for a director made by a stockholder must be received by Christine Russell, the Chief Financial Officer and Secretary, at the address of the Company's executive offices set forth above by May 17, 2002. If the Company is not notified of a nomination for director or any other stockholder proposal by May 17, 2002, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

    Nominations or any other proposals that are intended to be included in the Company's proxy statement for the annual meeting for the year ended December 31, 2002 must be received by December 28, 2002. See "Deadline for Receipt of Stockholder Proposals for Annual Meeting for the Year Ending December 31, 2002."

    In 2001, the Audit Committee consisted of three non-employee directors, initially Sanjay Vaswani, Jack Hancock and Gregory Ennis. In March 2001, after Mr. Hancock's resignation from the Board, Joseph Roebuck was appointed as a member of the Audit Committee. In December 2001, after Mr. Ennis's resignation from the Board, Alan King was appointed as the third member of the Audit Committee. In April 2002, Mr. Roebuck resigned as a member of the Audit Committee and Chris Paisley was elected as a member of the Audit Committee. The Audit Committee held four meetings during 2001. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

    In 2001, the Compensation Committee consisted of non-employee directors, initially Gregory Ennis and Jack Hancock. In March 2001, after Mr. Hancock's resignation from the Board, Joseph Roebuck and Sanjay Vaswani were appointed to the Compensation Committee. In December 2001, after Mr. Ennis's resignation from the Board, Alan King was appointed to the Compensation Committee. The Compensation Committee held one meeting during 2001. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1997 Stock Plan, 1999 Directors' Stock Option Plan and 1999 Employee Stock Purchase Plan.

COMPENSATION OF DIRECTORS

    Directors do not currently receive compensation for their services as members of the Board except for periodic reimbursement of travel expenses. Employee directors are eligible to participate in the 1997 Stock Plan and the 1999 Employee Stock Purchase Plan. Non-employee directors are eligible to participate in the 1997 Stock Plan and the 1999 Directors' Stock Option Plan (the "Directors Plan").

    The Directors Plan currently provides that each non-employee director who joined the Board prior to June 24, 1999, the date of the Company's initial public offering (a "Preexisting Outside Director") is automatically granted an option to purchase 10,000 shares of Common Stock on the first day of each fiscal year, starting on January 1, 2002. Prior to the approval by the Company's stockholders of an amendment to the Directors Plan at last year's annual meeting of stockholders, the Directors Plan provided that each Preexisting Outside Director was automatically granted an option to purchase 4,000 shares of Common Stock on the first day of each fiscal year. In addition, the Directors Plan currently provides that each non-employee director who joins the Board after June 24, 1999 (a "New Outside Director") is automatically granted: (i) an option to purchase 20,000 shares of Common Stock (the "First Option") on the date of his or her election or appointment to the Board of Directors, (ii) an additional option to purchase 20,000 shares of Common Stock (the "Second Option") on the one year anniversary of his or her election or appointment as a director, and
(iii) an additional option (each, a "Subsequent Option") to purchase 10,000 shares of Common Stock on the first day of each fiscal year after the date of grant of the Second Option. Prior to the approval by the Company's stockholders of an amendment to the Directors Plan at last year's annual meeting of stockholders, the Directors Plan provided that each New Outside Director was automatically granted the First Option and the Second Option as described above but the number of shares underlying the Subsequent Option was 4,000 shares, which was not granted until the first day of each fiscal year beginning at least two years after his or her election or appointment as a director. All such options granted to Preexisting Outside Directors and New Outside Directors are fully vested at the date of the grant, have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and have a term of 10 years.

    Accordingly, under the Directors Plan, each of the Company's Preexisting Outside Directors, Messrs. Ennis and Roebuck, was automatically granted a non-statutory stock option to purchase 4,000 shares of Common Stock on January 1, 2001. Each of these options was fully vested on the date of grant and each of them has an exercise price of $4.47375 per share. In addition, Mr. Roebuck, as a Preexisting Outside Director, was automatically granted a non-statutory stock option to purchase 10,000 shares of Common Stock on January 1, 2002 under the Directors Plan. This option was fully vested on the date of grant and has an exercise price of $1.24 per share.

    Pursuant to the Directors Plan, Mr. Vaswani, who qualifies as a New Outside Director, was automatically granted his Second Option to purchase 20,000 shares of Common Stock on October 12, 2001, the one-year anniversary of his appointment to the Board. This option is fully vested and has an exercise price of $0.45 per share. Mr. Vaswani was also automatically granted his Subsequent Option to purchase 10,000 shares of Common Stock on January 1, 2002. This option is fully vested and has an exercise price of $1.24 per share. Mr. King, who qualifies as a New Outside Director, was automatically granted an option to purchase 20,000 shares of Common Stock on July 11, 2001, the date he was appointed to the Board. This option is fully vested and has an exercise price of $0.67 per share. Mr. Paisley, who qualifies as a New Outside Director, was automatically granted an option to purchase 20,000 shares of Common Stock on April 18, 2002, the date he was appointed to the Board. This option is fully vested and has an exercise price of $ 1.00 per share.

    On January 8, 2001, non-employee director Joseph Roebuck was granted a non-statutory stock option to purchase 4,000 shares of Common Stock in connection with consulting services provided to the Company. This option was granted from the 1997 Stock Plan, is fully vested, and has an exercise price of $3.1875 per share. On April 11, 2001, Messrs. Ennis, Roebuck and Vaswani each were granted an option to purchase 40,000 shares of Common Stock. Each of these options was granted from the 1997 Stock Plan, is fully vested, and has an exercise price of $1.01 per share.



RECOMMENDATION OF THE BOARD OF DIRECTORS:

                         THE BOARD RECOMMENDS A VOTE FOR
               THE ELECTION OF THE CLASS III NOMINEE NAMED ABOVE.

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Deloitte & Touche LLP has served as the Company's independent auditors since January 1993 and has been appointed by the Board to continue as the Company's independent auditors for the year ending December 31, 2002. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

    A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

               THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
              APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
       INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of February 28, 2002 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group. The applicable percentage of ownership for each stockholder is based on 20,095,160 shares of Common Stock outstanding as of February 28, 2002, in each case together with applicable options for that stockholder. Shares of Common Stock issuable upon exercise of options and other rights beneficially owned that are exercisable on or before April 29, 2002 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights but are not deemed outstanding for computing the percentage ownership of any other person.

    Except as otherwise noted, the address of each person listed in the table is c/o Persistence Software, Inc., 1720 South Amphlett Boulevard, Suite 230, San Mateo, California, 94402. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and is based on the individual's ability to exercise voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

                                                                         AMOUNT AND
                                                                          NATURE OF
                                                                          BENEFICIAL       PERCENT OF
       NAME AND ADDRESS                                                   OWNERSHIP       COMMON STOCK
       ----------------                                                   ---------       ------------
       Christopher T. Keene (1)....................................       2,766,150          13.77%
       Eastbourne Capital Management, L.L.C. (2)...................       1,824,000           9.08
           1101 Fifth Avenue, Suite 160,
           San Rafael, CA 94901
       Thompson Clive Investments plc .............................       1,263,855           6.29
           3000 Sand Hill Road, Building 1, Suite 185
           Menlo Park, CA 94025
       Derek Henninger (3).........................................       1,251,502           6.23
       Christine Russell (4).......................................         341,102           1.69
       Keith Zaky..................................................        --                   *
       Ed Murrer...................................................        --                   *
       Mark Palmer.................................................        --                   *
       Barry Goss .................................................           1,000             *
       Joseph P. Roebuck (5).......................................          98,000             *
       Sanjay Vaswani (6)..........................................          90,500             *
       Alan King (7)...............................................          40,000             *
       Chris Paisley (8)...........................................          20,000             *
       All directors and executive officers as a group
           (11 persons) (9)........................................       4,608,254          22.59%
                                                                          =========

 * Less than 1%.

(1) Includes 30,000 shares held by The Alexander Allan Keene Trust and 30,000 shares held by The Austen Foster Keene Trust. Mr. Keene disclaims beneficial ownership of all shares held by these trusts.

(2) Beneficial ownership calculation is based solely on a review of Schedule 13G filings made with the Securities and Exchange Commission. Such filings set forth beneficial ownership as of December 31, 2001.

(3) Includes 1,143,042 shares held by The Henninger Family Trust, 51,309 shares held by The Henninger Family Irrevocable Trust fbo Grant Larson Henninger uad 04/03/2000, and 51,309 shares held by The Henninger Family Irrevocable Trust fbo Webb Ryan Henninger uad 04/03/2000. Mr. Henninger is a trustee of these trusts. He disclaims beneficial ownership of the shares held by these trusts except to the extent of his pecuniary interest therein.

(4) Includes 75,102 shares issuable upon exercise of an option that are exercisable on or before April 29, 2002.

(5) Includes 98,000 shares issuable upon exercise of an option that are exercisable on or before April 29, 2002.

(6) Includes 90,000 shares issuable upon exercise of an option that are exercisable on or before April 29, 2002.

(7) Includes 20,000 shares issuable upon exercise of an option that are exercisable on or before April 29, 2002.

(8) Mr. Paisely was appointed to the Board in April 2002. Includes 20,000 shares issuable upon exercise of an option that are exercisable on or before April 29, 2002.

(9) Includes an aggregate of 303,102 shares issuable upon exercise of options held by all directors and executive officers that are exercisable on or before April 29, 2002.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows the compensation paid during each of the last three years to (a) the individual who served as the Company's Chief Executive Officer during 2001 and (b) the four other most highly compensated individuals who were serving as executive officers of the Company at December 31, 2001, and
(c) two additional individuals who would have been included in the four most highly compensated individuals, except that none was serving as an executive officer on December 31, 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION AWARDS
                                                                     -------------------------------
                                               ANNUAL COMPENSATION    RESTRICTED
                                   FISCAL      SALARY      BONUS     STOCK AWARD(S)     UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR      ($) (1)       ($)           ($)         OPTIONS/SARS(#)  COMPENSATION ($)
  ---------------------------      ------    ----------  ----------  --------------   ---------------  ----------------
  Christopher T. Keene ..........   2001     $ 211,519   $  25,000           --               --               --
     Chairman of the Board and      2000       186,672      43,000           --               --               --
     CEO                            1999       167,616      15,000           --               --               --

  Derek Henninger ...............   2001       166,077          --           --           50,000               --
     Vice President of Customer     2000       170,000      40,000           --               --               --
     Care and Chief Information     1999       148,616      55,000           --               --               --
     Officer

  Christine Russell .............   2001       166,077          --           --          140,000(2)            --
     Chief Financial Officer        2000       167,786      40,000           --           70,000(3)            --
                                    1999       152,846      15,000           --           20,000               --

  Ed Murrer .....................   2001       105,269      20,000           --          200,000               --
     Vice President of Marketing    2000            --          --           --               --               --
                                    1999            --          --           --               --               --

  Keith Zaky ....................   2001        44,846          --           --          400,000               --
     Vice President of Sales        2000            --          --           --               --               --
                                    1999            --          --           --               --               --

  Barry Goss (4) ................   2001         6,769      11,250           --               --          111,710
      Senior Vice President of      2000       159,807      55,000           --               --               --
      Sales                         1999       147,847      15,250           --               --               --

  Mark Palmer (5) ...............   2001       176,586     190,733           --               --               --
      Senior Vice President of      2000       105,966      61,539           --               --               --
      Sales                         1999            --          --           --               --               --


(1)   Includes income deferred under Company 401(k) plan.

(2) Includes options to purchase 35,000 shares of Common Stock which were cancelled in 2001 in connection with the Company's repricing of certain options outstanding under its 1997 Stock Plan. See "Ten-Year Option/SAR Repricings as of December 31, 2001" below for more information regarding the repricing in 2001 of outstanding options granted under the Company's 1997 Stock Plan that had an exercise price in excess of $1.00 per share.

(3) Includes options to purchase 70,000 shares of Common Stock which were cancelled in 2001 in connection with the Company's repricing of certain options outstanding under its 1997 Stock Plan. See "Ten-Year Option/SAR Repricings as of December 31, 2001" below for more information regarding the repricing in 2001 of outstanding options granted under the Company's 1997 Stock Plan that had an exercise price in excess of $1.00 per share.

(4) Barry Goss ceased employment with the Company on January 8, 2001. He received severance payments in the aggregate of $111,710 over a six-month period in 2001.

(5)   Mark Palmer ceased employment with the Company on July 13, 2001.


    The Company has entered into change of control agreements with each of its officers. These change of control agreements provide that a specified portion of the restricted stock or stock options granted to such officer under the 1997 Stock Plan will immediately vest if he or she is terminated without cause or resigns for good reason within 12 months after a change of control of the Company. Each agreement terminates with respect to individual officers at the earliest of: (1) four years after the date of the agreement, (2) termination of employment with the Company other than within 12 months after a change of control or (3) a written agreement between the individual officer and the Company to terminate the agreement.

                              OPTION GRANTS IN 2001

    The following table provides certain information with respect to stock options granted to the Named Executive Officers in the year ended December 31, 2001. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term. No stock appreciation rights were granted by the Company.


                                             INDIVIDUAL GRANTS
                                 ------------------------------------------                    POTENTIAL REALIZABLE
                                                   PERCENT OF                                    VALUE AT ASSUMED
                                  NUMBER OF       TOTAL OPTIONS/                              ANNUAL RATES OF STOCK
                                  SECURITIES       SARs GRANTED                                 PRICE APPRECIATION
                                  UNDERYLYING      TO EMPLOYEES    EXERCISE                     FOR OPTION TERM(1)
                                 OPTIONS/SARs        IN FISCAL       PRICE     EXPIRATION    -----------------------
NAME                              GRANTED (#)       YEAR(%) (2)    ($/SH)(3)      DATE         5% ($)       10% ($)
----                             -------------      -----------    ---------   -----------   ----------   ----------
Derek Henninger............        50,000 (4)          1.08          $1.13     12/21/2011     $35,557      $90,123

Christine Russell .........        18,231 (5)          0.39           3.1875    1/8/2011       36,571       92,693
                                   16,769 (5)          0.36           3.1875    1/8/2011       33,638       85,260
                                   18,998 (6)          0.41           1.23     12/10/2011      14,706       37,274
                                   51,002 (6)          1.10           1.23     12/10/2011      39,479      100,064
                                   18,231 (4)          0.39           1.23     12/10/2011      14,112       35,769
                                   16,769 (4)          0.36           1.23     12/10/2011      12,980       32,900
Ed Murrer..................       200,000 (4)          4.31           0.59      7/18/2011      74,518      189,022

Keith Zaky.................       200,000 (4)          4.31           0.47     10/17/2011      59,116      149,812
                                  200,000 (7)          4.31           0.48     10/17/2011      60,416      153,129

Mark Palmer (8)............        40,000 (7)          0.86           3.1875    1/8/2011       80,045      202,771
                                   60,000 (7)          1.29           1.01      4/11/2011      38,137       96,663
                                  111,409 (4)          2.40           1.01      4/11/2011      70,814      179,485
                                   28,591 (4)          0.62           1.01      4/11/2011      18,713       46,061

(1) The potential realizable value illustrates a value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term, less the exercise price. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(2) The Company granted stock options representing 4,636,844 shares to employees in 2001, including options to purchase 1,761,844 shares granted in connection with the Company's repricing of certain options outstanding under its 1997 Stock Plan. See "Ten-Year Option/SAR Repricings as of December 31, 2001" below for more information regarding the repricing in 2001 of outstanding options granted under the Company's 1997 Stock Plan that had an exercise price in excess of $1.00 per share. All grants were made under the 1997 Stock Plan.

(3) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(4) This option vests at the rate of 1/4th of the total number of shares on the first anniversary of the vesting commencement date and 1/48th of the total shares on each monthly anniversary of the vesting commencement date thereafter.

(5) This option was cancelled in connection with the Company's repricing of certain options outstanding under its 1997 Stock Plan. See "Ten-Year Option/SAR Repricings as of December 31, 2001" below for more information regarding the repricing in 2001 of outstanding options granted under the Company's 1997 Stock Plan that had an exercise price in excess of $1.00 per share.

(6) This option vests monthly at the rate of 1/24th of the total number of shares on the monthly anniversary of the vesting commencement date.

(7) This option vests in full on the fifth anniversary of the vesting commencement date subject to acceleration in certain circumstances specified in the applicable agreement.

(8) Mark Palmer ceased employment with the Company on July 13, 2001. Thus, all options granted to Mr. Palmer have ceased to vest and were only exercisable in accordance with the applicable agreement.

                       AGGREGATED OPTION EXERCISES IN 2001
          AND VALUE OF UNEXERCISED OPTIONS HELD AS OF DECEMBER 31, 2001

    The following table sets forth the number of shares covered by stock options held by Named Executive Officers as of December 31, 2001, and the value of "in-the-money" stock options, which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2001. No stock appreciation rights were outstanding during the year ended December 31, 2001, and no stock options were exercised by Named Executive Officers during the year ended December 31, 2001.

                                                                                VALUE OF UNEXERCISED
                                            NUMBER OF UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                                                AT FISCAL YEAR END(#)          AT FISCAL YEAR END($)
    NAME                                      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE(1)
    ----                                      -------------------------      ----------------------------
    Derek Henninger...................                0 / 50,000                        $0 / $5,500
    Christine Russell..................            72,498 / 52,502                       583 / 467
    Ed Murrer.........................               0 / 200,000                        0 / 130,000
    Keith Zaky.........................              0 / 200,000                        0 / 154,000
                                                     0 / 200,000                        0 / 152,000

(1) Value is based on the closing price of the Company's Common Stock on The Nasdaq Stock Market on December 31, 2001 of $1.24 per share, less the aggregate exercise price of the options.

            TEN-YEAR OPTION / SAR REPRICINGS AS OF DECEMBER 31, 2001


    The following table sets forth the number of shares covered by stock options that (i) are held by any of the Company's executive officers during the last ten fiscal years to December 31, 2001 and (ii) have been the subject of a repricing. On May 9, 2001, the Company offered to exchange all outstanding options granted under the Company's 1997 Stock Plan that had an exercise price in excess of $1.00 per share and were held by option holders who were employees of the Company on the date of tender and through the future grant date, for new options to purchase shares of the Company's Common Stock. This offer expired on June 7, 2001 and resulted in the cancellation of options to purchase 2,155,032 shares. Subject to the terms and conditions of the offer, the Company granted on December 10, 2001 new options under the 1997 Stock Plan to purchase 1,761,844 shares of Common Stock in exchange for such tendered options. The exercise price per share of the new options is $1.23, which was the fair market value of the Common Stock on December 10, 2001 as reported on the Nasdaq National Market.


                                                NUMBER OF       MARKET                                      LENGTH OF
                                                SECURITIES     PRICE OF        EXERCISE                  ORIGINAL OPTION
                                                UNDERLYING     STOCK AT         PRICE          NEW        TERM REMAINING
                                                 OPTIONS        TIME OF       AT TIME OF     EXERCISE        AT DATE
        NAME                         DATE       REPRICED       REPRICING      REPRICING        PRICE       OF REPRICINT
        ----                         ----       --------       ---------      ---------        -----       ------------
Christine Russell................  6/7/2001     18,998 (1)      $  0.70        $14.125         $1.23        4/13/2002
   Chief Financial Officer         6/7/2001     51,002 (1)         0.70         14.125          1.23        4/13/2002
                                   6/7/2001     18,231             0.70          3.1875         1.23         1/8/2005
                                   6/7/2001     16,769             0.70          3.1875         1.23         1/8/2005

(1) The securities underlying these two options were originally granted under one option for the same aggregate number of shares.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORTS AND THE STOCK PERFORMANCE GRAPH HEREIN SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of Persistence Software was formed in 1999. In 2001, the Compensation Committee consisted of non-employee directors, initially Gregory Ennis and Jack Hancock. In March 2001, after Mr. Hancock's resignation from the Board, Joseph Roebuck and Sanjay Vaswani were appointed to the Compensation Committee. In December 2001, after Mr. Ennis's resignation from the Board, Alan King was appointed to the Compensation Committee. The Compensation Committee held one meeting during 2001. Its functions include establishing and administering the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1997 Stock Plan, 1999 Directors' Stock Option Plan and 1999 Employee Stock Purchase Plan. Decisions concerning the compensation of the Company's executive officers are made by the Compensation Committee and reviewed by the full Board of Directors (excluding any interested director).

    EXECUTIVE OFFICER COMPENSATION PROGRAMS. The objectives of the executive officer compensation program are to attract, retain and motivate qualified executives who possess the necessary leadership and management skills critical to the Company's growth and long-term success. Executive officers' compensation includes four main components: competitive base salary, annual cash bonus incentives, long-term stock-based incentive compensation and other benefits, including medical and life insurance plans. The goal of these executive compensation policies of the Compensation Committee is to encourage and reward the highest quality performance through attractive compensation to accomplish key business objectives and increase stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

    BASE SALARIES. The Compensation Committee sets salaries for the Company's executive officers based on each individual officer's responsibility, salary levels seen in the industry for similar positions, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted to reflect the Compensation Committee's assessment of the executive's individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, trends in executive compensation among the talent pool of comparable organizations and the Company's overall financial condition. The weight given each such factor by the Compensation Committee may vary from individual to individual.

    INCENTIVE BONUSES. The Compensation Committee's policy is to grant cash incentive bonuses to directly encourage and reward the achievement of specific annual performance goals, which might not be immediately reflected in the appreciation in value of stock options. The Compensation Committee sets the bonuses using recommendations from management and a strong assessment of factors including such officer's level of responsibility, individual performance, contributions to the Company's success and the Company's financial performance generally. The incentive bonus makes a significant portion of the executive's compensation dependant on the Company's performance, giving the incentive to achieve the Company's goals. The incentive bonus also recognizes their individual contributions to the Company.

    STOCK OPTION GRANTS. Stock options may be granted to executive officers and other employees under the 1997 Stock Plan. The Compensation Committee believes that employee equity ownership helps to align employee goals with those of stockholders because the value of stock option grants increases as the stock price increases. The level of individual stock option grants to executives is set based on competitive market practices for executives of similar position and responsibility within the Company and expected contributions to the Company's overall performance. Stock option grants to executives create an interest in the future success of the Company, which helps retention of executives and long-term stockholder value. The general vesting schedule of stock options to executives under the 1997 Stock Plan provides for vesting and the ability to fully exercise over a four-year period. Initial option grants typically vest at the rate of one fourth of the total shares underlying the option on the first anniversary of the vesting commencement date and 1/48th of the total shares at the end of each one-month period thereafter. The Compensation Committee makes a subjective evaluation based on past and future expected performance, since the 1997 Stock Plan does not provide a specific formula for calculating the weight of the factors used to determine stock option grants. A stock option was granted to an executive officer in 2000 and vests at the rate of 1/24th of the total shares on a monthly basis. The deferred vesting schedule is intended to incentivize senior management to focus on the Company's medium-term performance goals.

    STOCK OPTION REPRICING. On May 9, 2001, the Company offered to exchange all outstanding options granted under the Company's 1997 Stock Plan that had an exercise price in excess of $1.00 per share and were held by option holders who were employees of the Company on the date of tender and through the grant date, for new options to purchase shares of the Company's Common Stock. This offer expired on June 7, 2001 and resulted in the cancellation of 2,155,032 unexercised options. Subject to the terms and conditions of the offer, the Company granted on December 10, 2001 new options under the 1997 Stock Plan to purchase 1,761,844 shares of Common Stock in exchange for such tendered options. The exercise price per share of the new options is $1.23, which was the fair market value of the underlying Common Stock on December 10, 2001 as reported on the Nasdaq National Market.

    The Board of Directors considered many factors prior to approving the tender offer to reprice all outstanding options granted under the Company's 1997 Stock Plan that had an exercise price in excess of $1.00 per share and were held by option holders who were employees of the Company on the date of tender and through the grant date. The Board of Directors considered that the primary purpose of issuing the options outstanding under the 1997 Stock Plan was to provide the Company's employees with additional incentive to perform at high levels and to continue their employment with the Company. The Board of Directors noted that at the time of its approval many of the Company's outstanding options, whether or not they were currently exercisable, had exercise prices that were significantly higher than the current market price of the Company's Common Stock. The Board of Directors believed these options were unlikely to be exercised in the foreseeable future. By offering to exchange outstanding options for new options that would have an exercise price equal to the market value of the Company's Common Stock on the grant date, the Board of Directors intended to provide the Company's employees with the benefit of owning options that over time may have a greater potential to increase in value and improve performance incentives for employees, thereby increasing stockholder value.

    OTHER COMPENSATION PLANS. Executives also participate in other general employee benefit plans instituted by the Company. The Company also provides a 401(k) deferred compensation pension plan. Benefits under these general plans are indirectly tied to the Company's performance.

    DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Code disallows a deduction by the Company for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance-based compensation. Because the compensation paid to the executive officers has not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. The Compensation Committee remains aware of the Section 162(m) limitations and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Since June 1991, Christopher T. Keene has served as Chief Executive Officer of the Company. Each year the Compensation Committee determines his compensation considering the factors used for all executives, which are described above. In addition, the Compensation Committee surveys salaries paid to chief executive officers at peer companies. Mr. Keene's base salary for the year ended December 31, 2001 was $211,519, which represented an increase of 13% over his base salary in 2000. Mr. Keene received a bonus of $25,000 during 2001 based on his individual contribution to the Company's overall performance and accomplishment of individual productivity goals. He holds 2,740,500 shares of Common Stock and no stock options.

      Compensation Committee of the Board of Directors of Persistence Software:*

                                        /s/ Gregory Ennis
                                        /s/ Alan King
                                        /s/ Joseph Roebuck
                                        /s/ Sanjay Vaswani

* Mr. Ennis resigned from the Board (and the Compensation Committee) in December 2001, and Mr. King was appointed to the Compensation Committee in December 2001. Mr. King did not participate in any discussions regarding: (i) executive compensation for the Company's Named Executive Officers for the year ending December 31, 2001, or (ii) the repricing of options under the Company's 1997 Stock Plan.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors currently consists of Alan King, Joseph Roebuck and Sanjay Vaswani. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                             AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors of Persistence Software is composed of three independent directors and operates under a written charter, which was adopted by the Board of Directors in April 2000. In 2001, the Audit Committee consisted of non-employee directors, initially Sanjay Vaswani, Jack Hancock and Gregory Ennis. In March 2001, after Mr. Hancock's resignation from the Board, Joseph Roebuck was appointed as a member of the Audit Committee. In December 2001, after Mr. Ennis's resignation from the Board, Alan King was appointed as the third member of the Audit Committee. In April 2002, Mr. Roebuck resigned as a member of the Audit Committee and Chris Paisley was elected as a member of the Audit Committee. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules.

    The Audit Committee held four meetings during 2001. These meetings were designed to facilitate and encourage communication between the Audit Committee, management, and the Company's independent public accountants, Deloitte & Touche LLP. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2001 with management and the independent accountants.

    The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended.

    The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT Committees. Additionally, the Audit Committee has discussed with Deloitte & Touche LLP the issue of its independence from Persistence Software.

    Based on the Committee's discussions with management and the independent accountants and the Committee's review of the audited consolidated financial statements, the representations of management and the report of the independent accountants to the Committee, all as noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission.

             Audit Committee of the Board of Directors of Persistence Software:*

                                       /s/ Gregory Ennis
                                       /s/ Alan King
                                       /s/ Joseph Roebuck
                                       /s/ Sanjay Vaswani
                                       /s/ Chris Paisley


* Mr. Ennis resigned from the Board (and the Audit Committee) in December 2001, and Mr. King was appointed to the Audit Committee in December 2001. Mr. Roebuck resigned from the Audit Committee in April 2002, and Mr. Paisley was appointed to the Audit Committee in April 2002. Neither Mr. Ennis nor Mr. Paisley participated in any discussions regarding the audited consolidated financial statements for the year ended December 31, 2001 to be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission.

            FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

    For the fiscal year ended December 31, 2001, the Company's independent auditor and principal accountant, billed the fees set forth below. The Audit Committee of the Board of Directors has considered whether and concluded that the non-audit services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), which includes Deloitte Consulting are compatible with maintaining its independence.

  Audit Fees.......................................................... $ 138,100
  Financial Information Systems Design and Implementation Fees........         -
  All Other Fees......................................................    20,500

                          TRANSACTIONS WITH MANAGEMENT

    The Company entered into change of control agreements with Ed Murrer and Keith Zaky in 2001. These change of control agreements provide that a specified portion of the restricted stock or stock options granted to these officers under the 1997 Stock Plan will immediately vest if they are terminated without cause or resign for good reason within 12 months after the Company's change of control. Each agreement terminates with respect to individual officers at the earliest of: (1) four years after the date of the agreement, (2) termination of employment with the Company other than within 12 months after a change of control or (3) a written agreement between the individual officer and the Company to terminate the agreement.

    On January 8, 2001, non-employee director Joseph Roebuck was granted a non-statutory stock option to purchase 4,000 shares of Common Stock in connection with consulting services provided to the Company.

    The Company has entered into indemnification agreements with its officers and directors containing provisions that may require it to indemnify its officers and directors against liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them.

    Please see "Compensation of Executive Officers" section for a description of the Company's severance payments to Barry Goss, who ceased employment in January 2001.

                             STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return data for the Company's stock since June 24, 1999 (the effective date of the Company's initial public offering) to the cumulative return over such period of (i) The Nasdaq Stock Market (U.S.) Index and (ii) The Nasdaq Computer Composite Index. The graph assumes that $100 was invested on June 24, 1999 in the Common Stock of the Company and in each of the comparative indices and assumes reinvestment of dividends. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $11.00, the price at which such stock was first offered to the public by the Company on the date of its initial public offering. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


               [Comparison of Cumulative Total Return Graph here]

data is presented below:

                                                 6/24/99    12/31/99    12/31/00    12/31/01
                                                 -------    --------    --------    --------
Persistence Software, Inc....................     $100      $  205       $  40       $  11
The Nasdaq Stock Market (U.S.) Index.........      100         160          96          76
The Nasdaq Computer Composite Index..........      100         179         100          79

                DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR
              ANNUAL MEETING FOR THE YEAR ENDING DECEMBER 31, 2001

    Proposals of stockholders intended to be included in the Company's proxy statement for the Annual Meeting of stockholders for the year ending December 31, 2002 must be received by Christine Russell, Chief Financial Officer, Persistence Software, Inc., 1720 South Amphlett Boulevard, Suite 230, San Mateo, California, 94402, by December 28, 2002 assuming a mailing date of April 27, 2003. If the Company is not notified of a stockholder proposal between March 8, 2003 and May 17, 2003, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during the year ended December 31, 2001, all Reporting Persons complied with all applicable filing requirements.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Proxy Statement incorporates certain documents of the Company by reference that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, without charge, directed to Christine Russell, Chief Financial Officer, Persistence Software, Inc., 1720 South Amphlett Blvd., Suite 230 , San Mateo, California, 94402, telephone number
(650) 372-3600. In order to ensure timely delivery of the documents, such requests should be made by May 18, 2002.

                                  OTHER MATTERS

    The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders, or either of them, deem advisable.

    It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                           By Order of the Board of Directors,


                                           /s/ Christine Russell

                                           Christine Russell
                                           Chief Financial Officer and Secretary

April 29, 2002
San Mateo, California

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF PERSISTENCE SOFTWARE, INC.
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 6, 2002

    The undersigned stockholder of Persistence Software, Inc., a Delaware corporation, (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2001, and hereby appoints Christopher T. Keene and Christine Russell, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Persistence Software, Inc. to be held on Thursday, June 6, 2002, at 2:00 p.m., local time, at Persistence Software, Inc., 1720 South Amphlett Boulevard, Suite 230, San Mateo, California, 94402, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

   1.  ELECTION OF CLASS III         [ ] FOR the nominee listed below.
       DIRECTOR:

                                     [ ]  WITHHOLD authority to vote
                                          for  nominee listed below.

    THE CLASS III NOMINEE:

                              Christopher T. Keene



    2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002:

              [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF CLASS III DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                            Date:

                                            ----------------------------------
                                            Signature

                                            Date:

                                            ----------------------------------
                                            Signature

                                            (This Proxy should be marked, dated,
                                            signed by the stockholder(s) exactly
                                            as his or her name appears hereon,
                                            and returned promptly in the
                                            enclosed envelope. Persons signing
                                            in a fiduciary capacity should so
                                            indicate. If shares are held by
                                            joint tenants or as community
                                            property, both should sign.)